UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FLOWSTONE OPPORTUNITY Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FlowStone + WTW

FlowStone + WTW Important Information 2 This material is published as assistance for recipients but does not constitute investment advice and is not to be relied upon as authoritative nor to be substituted for one’s own judgment . This information is not a recommendation to purchase or sell a security or follow any strategy or allocation . Before making any investment decision, you should seek expert, professional advice and obtain information regarding the legal, fiscal, regulatory and foreign currency requirements for any investment according to the laws of your home country and place of residence . The information contained herein reflects views as of a particular time and is subject to change without notice . It is for illustrative purposes only and may not be representative of current or future investments or allocations . Any forward - looking statements are based on assumptions, and actual results may vary from such statements . There is no requirement to update information provided, unless otherwise required by applicable law . While reasonable efforts have been used to obtain information from reliable sources, no representations or warranties are made as to the accuracy, reliability or completeness of third - party information presented . The information contained in this document is unaudited . Please read the proxy statement when it is available because it contains important information . The proxy statement will be mailed to shareholders of record, and shareholders will also be able to access the proxy statement, and any other relevant documents, on the SEC's website at www . sec . gov once filed . The proxy statement also will be available at www . flowstonepartners . com and a paper copy can be obtained at no charge by calling 312 - 429 - 2488 .

FlowStone WTW: Key Milestones

30+ years executing private equity secondary transactions

1993

FlowStone founder Scott Conners began investing in secondaries, with 22 years of experience at Landmark Partners

1995

WTW launches private markets investment solutions globally for institutional investors

2017

FlowStone launched to offer the benefits of PE secondaries in accessible fund structures for smaller institutional and retail investors

2024

FlowStone Opportunity Fund assets surpass $700m. WTW enters retail space, with the launch of a private equity co-investment fund

2025

FlowStone and WTW sign a deal to bring FlowStone into WTW's investment platform, expanding private equity opportunities for investors

FlowStone + WTW 3

FlowStone + WTW 4 This acquisition combines the complementary strengths of WTW and FlowStone to create a next - generation platform for private equity secondaries, leveraging WTW’s scale as one of the world’s largest investment consultants & Outsourced Chief Investment Officer providers, with FlowStone’s specialist PE secondaries expertise. FlowStone + WTW “This isn’t just an acquisition, it’s a bold investment in our vision for private equity secondaries, as we seek to raise the bar for what clients should expect from private markets solutions.” — Diya Luke, Global Head of Investments, WTW

Complementary Strengths

Achieve greater scale and institutional reach with expanded capacity to pursue more deals and investments wtw

- ✓ Global platform with $3.5T+ in AUA and $179B in AUM
- ✓ 100+ researchers & 50+ private markets specialists
- ✓ $23B in private markets AUM | $65B in AUA
- ✓ Propriety deal flow from OCIO clients seeking liquidity solutions.
- ✓ Access to highly sought after institutional investors
- ✓ Leading risk and Operational Due Diligence capabilities

Global AUM, client count and Private markets AUM/AUA as of June 30, 2025. WTW colleague count as of June 30, 2024.

FLOWSTONE PARTNERS

- ✓ 30+ years dedicated private equity secondaries investment experience
- ✓ Over $13B+ of capital deployed invested by core team across 150 transactions
- ✓ Streamlined, one-fund evergreen solution
- ✓ 1,400 clients and investors across 40+ RIAs and leading wealth firms
- ✓ Highly rated by leading institutional investment consultants

FlowStone + WTW

5

FlowStone + WTW WTW Partnership: Expanding Value and Opportunity for Investors 6 WTW investment partnership provides: • Investment Capital from WTW’s OCIO (Discretionary) and Advisory Relationships • Access to long - duration capital across WTW’s OCIO and advisory platforms • Larger, more diversified investor base should support increased investment activity and strengthen liquidity • New leverage facility, cash on balance sheet + new inflows expected to result in >$250mm of investable capital at closing, potentially providing enhanced return contribution from new deal purchase price discounts • Expanded Opportunity Set • Global reach via WTW’s 100+ member research team across five continents provides expanded deal sourcing • Broader geographic coverage and enhanced visibility across global private markets • Strengthened Investment Platform and Capabilities • Expanded Investment Committee includes senior members of WTW’s Global Investment team, including global head of private equity research and CIO of North America • Integration of WTW’s institutional - grade operational due diligence and risk management into the investment process • Improved sourcing power through WTW’s network and credit capabilities • Privileged Access to Private Equity Sponsors and Data • Unique connectivity with hard to access private equity sponsors as one of the industry’s largest institutional advisory platf orm s • Increased access to proprietary data, analytics, and research insights

FlowStone + WTW Benefits for Existing Shareholders* 7 Enhanced Shareholder Benefits Enabled by the WTW/FlowStone Partnership Enhanced Investment Capacity : FlowStone expects to have over $ 250 M in deployable capital shortly after closing, supported by WTW sourced shareholders and expanded access to credit facilities enhancing the Fund’s return profile . Increased Liquidity : The Fund plans to facilitate a $ 50 million “Super Tender” offering on March 31 , 2026 , for Fund investors while re - opening to subscriptions . This supports current investor liquidity needs while ensuring a smooth operational transition . Quarterly tender offers (subject to offering terms) are expected to resume on September 30 , 2026 , subject to Board approval . Management Fees Reduction : After closing of the transaction, management fees will be reduced by 0 . 25 % to 1 . 00 % per year through at least December 31 , 2027 . *Investor Benefits defined herein are subject to shareholder approval of the proxy statement and the satisfaction of all cond iti ons to closing the transaction with WTW.

WTW Partnership: Early Case Study

Unlocking Institutional Capital Raising Opportunities

- WTW consultant identified FlowStone as a strong fit for their institutional advisory clients
- The client plans to deploy $300-$400 million into an established private equity program by 2028
- FlowStone aligns directly with the client's strategic needs, with additional early interest already gathering amongst the wider WTW institutional and wealth client base

Differentiated Sourcing Opportunities

- WTW life insurance client has a $5 billion private equity run off portfolio, with approximately 50% of its remaining assets allocated to a legacy private equity portfolio. The program has not made new commitments in roughly five years
- FlowStone is uniquely positioned to provide traditional and non-traditional liquidity solutions to WTW clients seeking to reduce the duration of their private equity portfolio

FlowStone + WTW

8

FlowStone + WTW 9 Platform scale & team 01 Attractive market opportunity today (vs. buyout, PD) 02 Investment philosophy & strategy 03 Current portfolio + recommended role in a PM portfolio 04 Track record 05 FlowStone + WTW Private Equity Secondaries

WTW: Global Investment Platform With Local Specialists

Global investment platform with local specialists

Global Engine[1]

$179B
in WTW AUM globally

477
Discretionary clients

100+ researchers

230+ operations and trading

950+ investment professionals

70+ portfolio management professionals

300+ new strategies created with managers

$65B
Private markets assets under supervision globally

$23B
Private markets AUM


US
Chicago
New York
Atlanta
Canada
Mexico
Mexico City
Brazil
Sao Paulo
Ireland
Dublin
Spain
Madrid
UK
London
Germany
Frankfurt
South Africa
Cape Town
Japan
Tokyo
Philippines
Australia
Melbourne
Sydney

Global AUM, client count and Private markets AUM/AUA as of June 30, 2025. WTW colleague count as of June 30, 2024.

FlowStone + WTW

10

FlowStone + WTW Investment Leadership Team 11 Jon Pliner Global CIO Denise Kehler* North American CIO Source: WTW data as of September 2025. Asset Class Specialists Cross Asset Class Functions Portfolio Management Scott Conners Managing Director Michael Carrano Managing Director Andreas Münderlein Managing Director Integrating global leadership with specialist resourcing Proprietary Risk Analytics & Tools Andrew Brown Head of Private Equity Manager Research Investment Committee *Non - Voting Member

Secondaries Market Backdrop

Secondaries Transaction Volume Continues to Grow


($B)
$79
$60
$134
$103
$114
$160
$102
$53
$28
$66
$55
$63
$89
$54
$26
$32
$68
$48
$51
$71
$48
2019
2020
2021
2022
2023
2024
1H 2025
GP-Led
LP-Led

Source: Evercore Private Capital Advisory

Median and Percentile IRR: 2012–21 Vintage Funds[1]


Secondaries
Private Equity
Private Debt
Real Estate
IRR
19.3%
14.8%
10.8%
20.2%
12.7%
5.1%
11.6%
8.7%
6.9%
12.5%
7.8%
1.0%
Top Quartile
Median
Bottom Quartile

- Transaction volume has grown at an ~11% CAGR since 2019 and is expected to continue growing over the next several years
- Secondaries have posted higher median returns than other private market strategies over the past decade.

Key Market Drivers


Supply
Demand
Limited exit routes
Liquidity needs
Narrowing bid-ask spread
Increasing familiarity
AUM expansion
New market entrants
Growing syndicate base
More dedicated capital
Willingness to deploy
Attractive valuations

Source: McKinsey & Company
[1]Median Internal Rate of Return (IRR) calculated by taking the average of the median IRR for funds within each vintage year from 2012-2021. Net IRR to date through Sept 30, 2024. Data Source: MSCI Private Capital Solutions.
Provided for illustrative purposes only and does not reflect returns an investor in the Fund should expect to receive.

FlowStone + WTW
12

FlowStone + WTW Private Equity Secondary Market Supply and Demand 13 To be raised in the next 12 months 1H 2025 Dry Powder 51% 32% 13% 5% $171bn $218bn Largest 8 Buyers (Each has Dry Powder >6.0bn) Largest 25 Buyers (Each has Dry Powder >1.5bn) Largest 50 Buyers (Each has Dry Powder >500m) Expected Next 12 - month Deployment = $190bn U.S. Capital Raised to DPI 2 by Vintage Year ▪ $171bn in available dry power, down 21% from 12 months ago ▪ Assuming secondary volume of $190 billion implies a “dry powder ratio” (current + NTM estimated fundraising / annual volume) of 2.05x ▪ DPI remains below historical trends and could unlock additional supply Dry Powder 1 as of June 2025 $188 $255 $195 $349 $264 $384 $373 $417 $361 1.16x 0.97x 0.55x 0.36x 0.28x 0.13x 0.05x 0.07x 0.05x 0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2016 2017 2018 2019 2020 2021 2022 2023 2024 Capital Raised ($B) Pooled DPI Source : Evercore Private Capital Advisory 1 Dry Powder is defined Amount of committed but uncalled capital that an investment manager has available to deploy into new investments . 2 D istributions to Paid - In Capital (DPI) measures the amount of capital returned to investors relative to the capital they have contributed . It reflects realized performance only . Source : PitchBook ($B)

FlowStone + WTW An Investment Philosophy That Exploits Market Dynamics 14 FlowStone seeks to provide liquidity solutions to sellers that often have structural, systemic, strategic, or regulatory motivations for seeking liquidity Risk Mitigation Rigorous Diligence Mature Assets Seek Quality and Value Solution Provider A systematic approach to sourcing and rigorous asset - level diligence are a key focus for FlowStone in order to generate excess risk - adjusted returns

FlowStone Opportunity Fund (FSOF)– Fund Highlights

Investment Strategy

- ✓ Flexibility to invest in deal types that are often less competitive due to structural constraints inherent in traditional fund structures
- ✓ Capture broadest universe of secondary opportunities by focusing on traditional and more innovative transaction types
- ✓ Single master fund creates alignment with investors and provide access to a best ideas portfolio
- ✓ Seek to achieve performance that is consistent with the historical risk adjusted returns of private equity secondaries

$757M Assets under management	**40+** Advisory firm relationships	**1400+** Underlying shareholders
61 Completed transactions	**202** Fund interests	**1250+** Underlying portfolio companies

[1]Investment Platform data as of July 1, 2025.

FlowStone + WTW 15

FlowStone + WTW FSOF – Underlying Fund Manager Snapshot 16 • The FSOF provides immediate exposure to portfolio companies managed by respected private equity firms with long track records of investing across different market cycles . • The private equity managers outlined below represent 70% + of the Fund’s Q 3 2025 NAV . Holdings are subject to change and should not be considered recommendations to buy or sell any security .

FlowStone + WTW FSOF Portfolio Overview 17 Source: Company provided materials. 1. Transactions are defined as the number of individual investment transactions closed by the Fund during the measurement per iod . 2. Represents the 10 largest individual investment positions in the Fund as determined by Net Asset Value as of 09/30/2025. Asset Allocation Transaction Type (NAV) Investment Strategy (NAV) Geographic Breakdown Transactions & Holdings % of NAV Top 10 Fund Holdings By NAV 2 6.20% WPGG 4.00% Kohlberg TE VIII 3.90% Project Porsche 3.80% KKR Americas XII 3.00% Brookfield 2.50% Lightspeed 2.50% Awz Pentera II 2.40% Audax PE Fund VI - A 2.30% DFJ 2.30% Roark 34.5% Total # of Companies # of Funds Transaction 1 840+ 158 Pre - Q4 2022 Transactions 300+ 23 Primaries 1 1 Project Ignite 10 1 Project Zipper 1 1 Project Tetra 43 3 Project Rose 51 2 Project Prosper 3 1 Project Jordan 228 7 Project Ranger 108 2 Project ST 1 1 Project Athena 33 5 Project Sol 9 1 Project Lego 1650+ 202 Total 78% 12% 10% N. America W. Europe Rest of World 84% 14% 2% Secondary Primary Co-investment 84% 2% 14% Buyout Credit Venture

FlowStone + WTW Increasing Value Creation at WTW 18 WTW’s scale provides broader access to capital and market information, enhancing the investment strategy while preserving FlowStone’s core team and disciplined investment approach. Increased investment capacity at WTW 13.2% 1 Annualized Returns + WTW Enhancements Access to differentiated GP - led secondary deal flow, including more selective GPs and middle - market managers Increased access to proprietary LP secondary deal flow from WTW Sustained focus on the smaller and least efficient end of the LP secondary market The performance data shown represents past performance of FlowStone Opportunity Fund Class I Shares ; performance results may be different across share classes . Past performance is no guarantee of future results . Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost . Current performance may be lower or higher than the past performance quoted . It is not possible to invest directly in an index . Please see important endnotes to performance on the page 25 . . Returns are presented net of expenses . Expense ratios are 5 . 63 % for Class A shares ; 5 . 08 % for Class D shares ; 4 . 78 % for Class I shares ; 4 . 78 % for Class M shares . Performance figures do not reflect the 2 % early repurchase fee that may apply to some unit holders . Expenses are estimated as of the Fund’s prospectus, effective July 31 , 2025 . 1 As of September 30 , 2025 , FlowStone Opportunity Fund (FSOF) presents inception - to - date annual performance from its August 31 , 2019 inception .

FlowStone + WTW FSOF Investment Performance 19 The performance data shown represents past performance of FlowStone Opportunity Fund Class I Shares ; performance results may be different across share classes . Past performance is no guarantee of future results . Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost . Current performance may be lower or higher than the past performance quoted . It is not possible to invest directly in an index . Please see important endnotes to performance on the page 25 . . Returns are presented net of expenses . Expense ratios are 5 . 63 % for Class A shares ; 5 . 08 % for Class D shares ; 4 . 78 % for Class I shares ; 4 . 78 % for Class M shares . Performance figures do not reflect the 2 % early repurchase fee that may apply to some unit holders . Expenses are estimated as of the Fund’s prospectus, effective July 31 , 2025 . 1 FlowStone Opportunity Fund (FSOF) has an August 31 , 2019 inception date . 13.2% annualized net return since inception 1 5.2% 5.1% 13.0% 13.2% 10.8% 15.2% 11.6% 9.8% Flowstone Russell 2000 1 - Year 3 - Year Annualized ITD Annualized Investment Performance As of September 30, 2025 5 - Year Annualized FlowStone has delivered consistent long - term performance: ▪ FSOF has outperformed the Russell 2000 by 35%+ since inception ▪ Net investment multiple of 2.12x ▪ Demonstrated resilience and outperformance during periods of market stress — including COVID, rate hikes in 2022, and tariff - related volatility in 1H’25

FlowStone + WTW Appendix 20

Shareholder Proxy Vote

<u>Timeline: Key Activities and Dates</u>

- ✓ Preliminary proxy was filed with the SEC on Schedule 14A for regulatory review and approval on December 30, 2025
- ✓ Definitive proxy is expected filed with the SEC and mailed to shareholders of record in mid January 2026.
- ✓ Shareholder proxy solicitation period begins. Eligible shareholders can receive both physical and electronic proxy materials.
- ✓ Shareholder proxy voting window can remain open for 60 days, or until sufficient votes are received to determine the outcome
- ✓ Proxy voting period closes at a shareholder meeting on February 20, 2026, and votes are certified.
- ✓ The proposal to approve a new management agreement in the proxy requires (i) participation by more than 50% of outstanding shares, with a two-thirds majority voting in favor or (ii) a vote in favor by a majority of the outstanding shares to pass.

Shareholders and Advisors (if eligible) will be able to vote shares at http://www.okapivote.com/FlowStone, following dissemination of the definitive proxy statement

Please read the proxy statement when it is available because it contains important information. The proxy statement will be mailed to shareholders of record, and shareholders will also be able to access the proxy statement, and any other relevant documents, on the SEC's website at www.sec.gov once filed. The proxy statement also will be available at www.flowstonepartners.com and a paper copy can be obtained at no charge by calling 312-429-2488.

FlowStone + WTW

21

FlowStone Leadership Team

Executive		Background
	**Scott Conners** *Managing Director*	▪ 30+ years of private equity secondaries investing experience, Scott Conners began investing in secondaries at Landmark Partners (now part of Ares), a leading secondaries platform, where he sourced $7.5B of secondaries transactions and was one of the earliest pioneers in the market ▪ Launched FlowStone Partners as an independently managed subsidiary of a leading RIA ▪ MBA from Pennsylvania State University
	**Michael Carrano** *Managing Director*	▪ 23+ years of secondary and direct private equity investment experience ▪ Responsible for portfolio management, transaction origination, due diligence, structuring, and closing of secondary and primary transactions ▪ Previously spent 14 years at Landmark Partners, as well as Conning Capital Partners and GE Capital's Commercial Finance unit ▪ MBA from the Tuck School of Business at Dartmouth
	**Andreas Münderlein** *Managing Director*	▪ 20+ years of private equity secondary, primary and co-investing experience ▪ Responsible for portfolio management, transaction origination, due diligence, structuring, and closing of secondary and primary transactions ▪ Previously served as an Investment Manager at Partners Group – closed over 50 transactions representing over $4.5B of invested capital to date ▪ MBA from the Ludwig-Maximilian University
	**Mark Phillip** *Managing Director*	▪ 21+ years of experience in commercializing and investing in liquid and illiquid alternative strategies ▪ Responsible for business development, investor relations, product development, and strategic relationships ▪ Previously served as a Principal at MatlinPatterson – led the launch and distribution of new fund vehicles, sub-advisory relationships and SMAs for institutional investors and wealth platforms ▪ Masters in Finance from the Mendoza College of Business at the University of Notre Dame

FlowStone + WTW
22

WTW Investment Team

Executive		Background
	**Jon Pliner, CFA** *Global CIO*	▪ Global CIO responsible for delegated portfolio solutions and serves on Private Markets and Real Assets Investment Committees ▪ Responsible for all aspects of WTW's investment philosophy and investment process across the firm — spanning research, portfolio management, asset research, manager research, and content that feeds into advisory portfolios and solutions for clients globally ▪ B.S. in Economics with minors in Mathematics and Actuarial Sciences from University of Pennsylvania
	**Andrew Brown** *Head of Private Equity Manager Research*	▪ Leads Global Private Equity Manager Research at WTW and is co-portfolio manager of the WTW Private Equity Access Fund ▪ Held several roles since joining WTW in 2008, including leading WTW's investment efforts in European private equity and emerging market ideas ▪ Prior to joining WTW, Andrew was at Robbins and Associates, a financial and accounting advisory firm, where he researched, created and managed alternative investment portfolios for ultra-high-net-worth clients ▪ MBA from University of Chicago, Booth School of Business
	**Denise Kehler** *North American CIO*	▪ CIO for North America and a member of the Global Content Leadership Team ▪ Oversees investment content, strategy, and innovation to ensure North American clients receive WTW's best investment thinking across solutions and advisory ▪ Prior to joining WTW, Denise was the President and Chief Investment Officer of the Teachers' Retirement Allowances Fund in Manitoba and the Director of Investment Services at the Public Employees Benefits Agency in Saskatchewan where she advised the boards of several defined benefit plans, an annuity fund and defined contribution plans - including the largest defined contribution plan in Canada. ▪ MBA from University of Regina

FlowStone + WTW

23

FlowStone + WTW Disclosures 24

FlowStone + WTW Important Disclosures | Performance Reporting 25 (1) The performance data shown represents past performance . Past performance is no guarantee of future results . Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost . Current performance may be lower or higher than the past performance quoted . (2)Returns are presented net of expenses . Expense ratios are 5 . 63 % for Class A shares ; 5 . 08 % for Class D shares ; 4 . 78 % for Class I shares ; 4 . 78 % for Class M shares . Performance figures do not reflect the 2 % early repurchase fee that may apply to some unit holders . Expenses are estimated as of the Fund’s prospectus, effective July 31 , 2025 . (3)The Adviser has entered into an expense limitation agreement (the “Expense Limitation Agreement”) with the Fund, whereby the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding taxes, interest, brokerage commissions, certain transaction - related expenses, extraordinary expenses, the Incentive Fee and any acquired fund fees and expenses) do not exceed 2 . 80 % on an annualized basis for Class A Shares, 2 . 25 % on an annualized basis of Class D Shares, 1 . 95 % on an annualized basis for Class I Shares, and 1 . 95 % on an annualized basis for Class M Shares (the “Expense Limit”) . For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (a) the expense limit in effect at the time of the waiver, and (b) the expense limit in effect at the time of the recoupment . The Expense Limitation Agreement will continue until at least March 15 , 2026 , and will automatically renew thereafter for consecutive twelve - month terms, provided that such continuance is specifically approved at least annually by a majority of the Trustees . The Expense Limitation Agreement may be terminated by the Fund’s Board of Trustees upon thirty days’ written notice to the Adviser . The Expense Limitation Agreement may not be terminated by the Adviser without the consent of the Fund’s Board of Trustees . (4)Shareholders also indirectly bear a portion of the asset - based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Portfolio Funds . Generally, asset - based fees payable in connection with Portfolio Fund investments will range from 1 % to 2 . 5% (annualized) of the commitment amount of the Fund’s investment, and performance or incentive fees or allocations are typically 20 % of a Portfolio Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Portfolio Fund Managers . Historically, a substantial majority of the direct investments made by the Adviser and its affiliates on behalf of their clients have been made without any “acquired fees” (i . e . , free of the management fees and performance/incentive fees or allocations that are typically charged by Portfolio Fund Managers) . The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance - based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds .

FlowStone + WTW Important Disclosures | Performance Reporting 26 (5) Information about benchmark indices is provided to allow you to compare it to the performance of the Fund . The Fund is actively managed and not intended to replicate the performance of the indices : the performance and volatility of the Fund may differ materially from the performance and volatility of the indices, and Fund holdings will differ significantly from the securities that comprise the indices . You cannot invest directly in indices, which do not take into account trading commissions and costs . Russell 2000 - The Russell 2000 ® Index is a subset of the Russell 3000 ® Index representing approximately 10 % of the total market capitalization of that index . It includes approximately 2 , 000 of the smallest securities based on a combination of market cap and current index membership . MSCI World Index - The MSCI World Index is a broad global equity index that represents large and mid - cap equity performance across all 23 developed markets countries . It covers approximately 85 % of the free float - adjusted market capitalization in each country . PitchBook PE Index - Quarterly return : Calculated as the aggregate percentage change in aggregate NAV for each group of funds in a sample, considering contributions and distributions during the quarter . This makes the calculation tantamount to a quarterly compounded growth rate . Interpolated and extended data are not used in this calculation . Preliminary data is available only for the Global Benchmarks report and will be published when NAV captured nears 50 % of the expected NAV for all private capital funds with cash flow history . Quarterly return = [(NAV at end of quarter + distributions during the quarter - contributions during the quarter)/NAV at the beginning of the quarter ] - 1 The Fund believes that comparisons to public market indices provides useful information to investors . However, investors should be aware of limitation of the comparisons which provide only one approach to comparison of returns . Prospective investors should consider comparisons to other indices & benchmarks . Indices are provided for illustrative purposes only . Private equity index returns do not represent Fund performance . Fund will not have exposure to many funds comprising the index .

FlowStone + WTW Important Disclosures 27 This document was prepared for general information purposes only and does not take into consideration individual circumstances . The information contained herein should not be considered a substitute for specific professional advice . In particular, its contents are not intended by Towers Watson Investment Services, Inc . , and its parent, affiliates, and their respective directors, officers, and employees (“Willis Towers Watson”) to be construed as the provision of investment, legal, accounting, tax or other professional advice or recommendations of any kind, or to form the basis of any decision to do or to refrain from doing anything . The information included in this presentation is not based on the particular investment situation or requirements of any specific trust, plan, fiduciary, plan participant or beneficiary, endowment, or any other fund ; any examples or illustrations used in this presentation are hypothetical . As such, this document should not be relied upon for investment or other financial decisions and no such decisions should be taken on the basis of its contents without seeking specific advice . Willis Towers Watson does not intend for anything in this document to constitute “investment advice” within the meaning of 29 C . F . R . § 2510 . 3 - 21 to any employee benefit plan subject to the Employee Retirement Income Security Act and/or section 4975 of the Internal Revenue Code . This document is based on information available to Willis Towers Watson at the date of issue and takes no account of subsequent developments . In addition, past performance is not indicative of future results . In producing this document Willis Towers Watson has relied upon the accuracy and completeness of certain data and information obtained from third parties . This document may not be reproduced or distributed to any other party, whether in whole or in part, without Willis Towers Watson’s prior written permission, except as may be required by law . Views expressed by other Willis Towers Watson consultants or affiliates may differ from the information presented herein . Actual recommendations, investments or investment decisions made by Willis Towers Watson, whether for its own account or on behalf of others, may differ from those expressed herein .

FlowStone + WTW Important Information 28 BEFORE INVESTING YOU SHOULD CAREFULLY CONSIDER THE FUND’S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES . THIS AND OTHER INFORMATION IS IN THE PROSPECTUS , A COPY OF WHICH MAY BE OBTAINED FROM FLOWSTONE PARTNERS AT 312 - 429 - 2488 PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST . The Shares are speculative and illiquid securities involving substantial risk of loss . An investment in the Fund is appropriate only for those investors who do not require a liquid investment, for whom an investment in the Fund does not constitute a complete investment program, and who fully understand and can assume the risks of an investment in the Fund . Investors should carefully review and consider potential risks before investing . The Fund has been organized as a non - diversified, closed - end management investment company and designed primarily for long - term investors . An investor should not invest in the Fund if the investor needs a liquid investment . The Fund could experience fluctuations in its performance due to several factors . As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods . The Fund Investments may include low grade or unrated debt securities (“high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies . Such investments involve substantial, highly significant risks . The Fund may invest in mezzanine debt instruments, which are expected to be unsecured and made in companies with capital structures having significant indebtedness ranking ahead of the investments, all or a significant portion of which may be secured . The Portfolio Fund Managers and (subject to applicable law) the Fund may employ leverage through borrowings or derivative instruments and are likely to directly or indirectly acquire interests in companies with highly leveraged capital structures . The Fund and Portfolio Fund Managers may use derivatives and the use of derivative instruments for hedging or speculative purposes by the Fund or the Portfolio Fund Managers could present significant risks, including the risk of losses in excess of the amounts invested . The overall performance of the Fund's secondary investments will depend in large part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information . Secondary investments may also incur contingent liability risk and syndicate risk . Potential lack of diversification and resulting higher risk due to concentration of allocation authority when a single adviser is utilized . The Adviser does not control the investments or operations of the Portfolio Funds . For a complete discussion of risks please review the prospectus carefully . FlowStone Funds are distributed by Distribution Services, LLC . Not affiliated with FlowStone Partners or Willis Towers Watson .